EXHIBIT 10.8

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Harvard Apparatus Regenerative Technology, Inc. Employee Stock Purchase Plan (“the Plan”) is to provide Eligible Employees of Harvard Apparatus Regenerative Technology, Inc. (the “Company”) and any Designated Subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). An aggregate number of one hundred fifty thousand (150,000) shares of Common Stock have been approved and reserved under the Plan for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.          ADMINISTRATION. The Plan will be administered by the person or committee (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. If the Administrator is a committee, its decisions shall be made by a vote of the majority. The Administrator has authority to make rules and regulations for the administration and operation of the Plan in accordance with the terms herof, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

2.          OFFERING PERIODS. The Company will make one or more offerings to Eligible Employees to purchase Common Stock under the Plan in accordance with this section. Unless otherwise determined by the Administrator, the initial Offering Period will begin on the Effective Date and will end on June 28, 2013 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering Period will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the next following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different Offering Period, provided that no Offering Period shall exceed six months in duration or overlap any other Offering Period.

3.          ELIGIBILITY. Any employee of the Company (including employees who are also directors of the Company) and any employee of a Designated Subsidiary is eligible to participate in any one or more Offering Periods under the Plan, provided that as of the first day of the applicable Offering Period each such employee is customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4.          PARTICIPATION. Participation in the Plan is completely voluntary. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering. An Eligible Employee may become a Participant and purchase stock during any Offering Period by executing and submitting an enrollment form to the Plan Administrator or its designee at least 15 business days before the Offering Date (or by such other deadline as the Administrator shall establish for such Offering Period). The form shall (a) designate the whole percentage to be deducted from the Participant’s Compensation per pay period, (b) authorize the purchase of Common Stock for such Participant during each Offering Period in accordance with the terms of the Plan, and (c) specify the exact name or names in which shares of Common Stock purchased for such Participant are to be issued pursuant to Section 10 hereof. An Eligible Employee who does not enroll in accordance with these procedures by the applicable deadline for an Offering Period will be deemed to have waived his or her right to participate in the Plan during that Offering Period. Except as otherwise provided in Section 6 hereof, unless an Eligible Employee files a new enrollment form or withdraws from the Plan, his or her prior elections of payroll deductions and stock purchases will continue in effect for future Offering Periods, provided he or she remains an Eligible Employee.

5.          PARTICIPANT CONTRIBUTIONS AND NON-INTEREST BEARING PLAN ACCOUNTS. Each Participant may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company shall maintain unfunded book accounts for each Participant showing the amount of payroll deductions made by such Participant during each Offering Period. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No interest will accrue or be paid on payroll deductions or Plan account balances.

6.          DEDUCTION CHANGES. Except as may be permitted by the Administrator in advance of an Offering Period, a Participant may not increase or decrease his or her payroll deduction during any Offering Period, but may increase or decrease his or her payroll deduction for the next Offering Period (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as the Administrator shall establish for such Offering Period). The Administrator may, in advance of any Offering Period, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering Period.

7.          WITHDRAWAL. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Plan Administrator or to such Participant’s designated payroll personnel. The Participant’s withdrawal shall be effective as of the next business day following delivery of such withdrawal notice. Following a Participant’s withdrawal from the Plan, the Company (or Designated Subsidiary) shall promptly refund to such Participant such Participant’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals from a Participant’s Plan account shall not be permitted. The Participant, having withdrawn from an Offering Period, may not begin participation again during the remainder of such Offering Period, but may enroll in a subsequent Offering Period in accordance with Section 4. Notwithstanding anything herein to the contrary, unless a Participant withdraws from the Plan as described in this Section, such Participant and his or her elections shall continue to apply for future Offering Periods in accordance with the terms and conditions of the Plan.

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8.          GRANT OF OPTIONS. On each Offering Date, the Company will grant to each Plan Participant an option (“Option”) to purchase on the Exercise Date at the Option Price (defined below) the lesser of (a) a number of whole shares of Common Stock, which number shall not exceed the result of dividing $12,500 by the Option Price per share of Common Stock on the Offering Date, or (b) such other maximum number of shares as shall have been established by the Administrator in advance of the Offering. The term “Option Price” means 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option to purchase Common Stock hereunder if such Participant would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary thereof immediately after such Option would have been granted. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by such Participant. In addition, no Participant may be granted an option to purchase stock hereunder or under any other employee stock purchase plan of the Company and its Parents and Subsidiaries, that accrues at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined on any Offering Dates) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

9.          EXERCISE OF OPTION AND PURCHASE OF SHARES. Each Eligible Employee who is or continues to be a Participant on an Exercise Date shall be deemed to have exercised an Option automatically on such Exercise Date and shall acquire from the Company such number of whole shares of Common Stock available under the Plan as the cash balance of such Participant’s accumulated payroll deduction account on such Exercise Date can purchase at the Option Price, subject to any other limitations contained in the Plan. Any cash amount remaining in such Participant’s account at the end of an Offering Period due solely to the inability to purchase a fractional share shall be carried forward to the next Offering Period; however, any other cash balance remaining in an Participant’s Plan account at the end of an Offering Period due to the imposition of other limits imposed by the Plan (including without limitation, Section 8 hereof) will be refunded to the Participant promptly.

10.         ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the Participant, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Participant to be his, her or their, nominee for such purpose. No fractional shares of Common Stock will be issued under the Plan.

11.         DEFINITIONS.

The term “Compensation” means the amount of the Participant’s base pay, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

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The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Effective Date” shall have the same meaning as that set forth under Section 26 hereof.

The term “Eligible Employee” means any common law employee or director of the Company or a Designated Subsidiary who, on an Offering Date meets the requirements described in Section 3 hereof.

The term “Exercise Date” shall mean the last day of the Offering Period described in Section 2 hereof or on the last business day occurring on or before June 30 or December 31.

The term “Fair Market Value “ on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; PROVIDED, HOWEVER, that if the Common Stock is admitted to quotation on the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or other national securities exchange, the Fair Market Value will equal the closing sales price as reported on such exchange on such date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Offering Period” shall have the same meaning as that set forth in section 2 hereof and shall generally refer to a period beginning on January 1 or July 1 and ending on the last business day occurring on or before the next following June 30 or December 31.

The term “Offering Date”, which shall also refer to a date of grant, shall mean the Effective Date or the first day of the Offering Period described in Section 3 hereof or on the last business day occurring on or before January 1 or July 1.

The term “Option” shall have the same meaning as that set forth under Section 8 hereof.

The term “Option Price” shall have the same meaning as that set forth is Section 8 hereof.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an Eligible Employee who participates in the Plan and executes and submits the enrollment form described in Section 4 hereof.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

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12.         RIGHTS ON TERMINATION OF EMPLOYMENT. An individual’s right to participate in the Plan shall terminate on such individual’s termination employment for any reason or upon the date on which such individual is no longer an Eligible Employee. If a Participant’s employment with an employer sponsoring the Plan terminates for any reason before the Exercise Date for any Offering Period, no payroll deduction will be taken from such Participant’s Compensation, and the balance in his or her Plan account will be paid to him or her except that in the case of such Participant’s death, such balance shall be paid to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An Eligible Employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such Employee is transferred to any corporation other than the Company or a Designated Subsidiary.

13.         SPECIAL RULES. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14.         OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option hereunder to a Participant nor the deductions from such Participant’s pay shall render such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by, or on behalf of, and issued to such Participant.

15.         RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by such Participant.

16.         APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, and this Plan shall be deemed an unfunded arrangement.

17.         ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of an adjustment of the number of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased or decreased proportionately, and such other adjustments shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18.         AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend the Plan in any respect, provided that no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in accordance with applicable laws, without the approval of the stockholders within 12 months of such Board action, in accordance with the requirements of employee stock purchase plans under Section 423(b) of the Code.

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19.         INSUFFICIENT SHARES. If the sum of (a) total number of shares of Common Stock that would otherwise be purchased by Participants on any Exercise Date, plus (b) the total number of such shares previously purchased by Participants exceeds the maximum number of shares reserved under the Plan, the remaining reserved shares then available for issuance under the Plan shall be allocated proportionately to Participants based on each Participant’s share of the aggregate amount of payroll deductions by all Participants who would otherwise purchase Common Stock on such Exercise Date.

20.         TERMINATION OF THE PLAN. The Plan may be terminated at any time by a vote of the Board. Upon termination of the Plan, all cash amounts and stock in the accounts of Participants shall be promptly refunded.

21.         GOVERNMENTAL REGULATIONS AND CHOICE OF LAW. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 423 and 424 of the Code and the substantive laws of the State of Delaware (except to the extent that such laws are preempted by federal law). In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

22.         ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.         TAX WITHHOLDING. Participation in the Plan is subject to any minimum required tax withholding on the Participant’s compensation from the Company. The Company and its Subsidiaries shall have the undivided right to deduct any withholding taxes required by law from any payment of any kind otherwise due to a Participant, including shares issuable under the Plan.

24.         NOTIFICATION UPON SALE OF SHARES. Each Participant shall give the Company prompt notice of any disposition of such Participant’s shares purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the Option pursuant to which such shares were purchased.

25.         EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on the date that Harvard Bioscience, Inc. no longer beneficially owns at least 50% of the total voting power of the Company’s outstanding capital stock or such other date as the Board shall establish (the “Effective Date”), subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present, or by written consent of the stockholders, provided that any necessary governmental approvals or qualifications of the purchase rights of the shares hereunder are obtained.

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DATE APPROVED BY BOARD OF DIRECTORS: _______________

DATE APPROVED BY STOCKHOLDERS: _____________________

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